UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2019

NantHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37792	27-3019889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9920 Jefferson Blvd
Culver City, California 90232
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (310) 883-1300

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

We held our 2019 annual meeting of stockholders on June 13, 2019 (the “Annual Meeting”). Of the 109,931,397 shares of our common stock outstanding as of the record date of April 26, 2019, 86,944,137 shares of common stock were represented at the Annual Meeting, either in person or by proxy, constituting approximately 79.09% of the outstanding shares of common stock. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

1.
Election of Directors. Each of the following nominees was elected to serve as a director, to hold office until our 2020 annual meeting of stockholders and until his respective successor has been duly elected and qualified, or until such director’s earlier death, resignation or removal, based on the following results of voting:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Patrick Soon-Shiong, M.D.	75,099,792	1,315,142	10,529,203
Michael S. Sitrick	74,843,986	1,570,948	10,529,203
Kirk K. Calhoun	74,843,906	1,571,028	10,529,203
Ron Louks	73,194,953	3,219,981	10,529,203
Michael Blaszyk	74,844,905	1,570,029	10,529,203

2.
Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified based on the following results of the voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
86,522,697	403,911	17,529	-

Item 8.01	Other Events.

Outside Director Compensation

On and effective June 13, 2019, our board of directors amended the Company’s Outside Director Compensation Policy (the “Policy”) to provide that on the date of each annual meeting of stockholders, each non-employee director who has been a non-employee director for 6 months or more on the date of the annual meeting is granted an annual award of a nonstatutory stock option to acquire shares of our common stock with a grant date fair value of $100,000 as determined in accordance with Accounting Standards Codification 718-10, Compensation - Stock Compensation. The annual option award vests, assuming continued service, on the earlier to occur of the anniversary of the date of grant and the date immediately preceding the next annual meeting of stockholders. Prior to the amendment, the Policy provided that each continuing non-employee director who had served as a director for at least six months on the date of each annual meeting of stockholders received an annual award of restricted stock units with a fair value at issuance of $100,000. In accordance with the amended Policy, each of our non-employee directors received an option to purchase shares of the Company’s common stock in connection with our 2019 annual meeting of stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NantHealth, Inc.

Date:	June 17, 2019	By:	/s/ Bob Petrou
Bob Petrou
Interim Chief Financial Officer